Exhibit 3.5

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:06 PM 10/25/2005
FILED 12:17 PM 10/25/2005
SRV 050869913 — 3965295 FILE
AMENDED AND RESTATED
CERTIFICATE OF FORMATION
OF
ASPEN HEALTHCARE INFORMATION SERVICES, LLC
Under Section l8-208 of the Delaware
Limited Liability Company Act
          This Amended and Restated Certificate of Formation of Aspen Healthcare Information Services, LLC (the “Company”) is entered into this 25th day of October, 2005 by its sole member (the “Member”) and is being duly executed and filed by the undersigned pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as amended from time to time;
          WHEREAS, the Company was formed pursuant to that certain Certificate of Formation dated as of May 4, 2005 (the “Original Certificate”), filed in the Office of the Secretary of State of the State of Delaware on May 5, 2005; and
          WHEREAS, the Member desires to amend and restate the Original Certificate in its entirety to change the name of the Company to MedAssets Analytical Systems, LLC.
     NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends and restates the Original Certificate as follows:
FIRST: The name of the limited liability company formed hereby is MedAssets Analytical Systems, LLC.
     SECOND: The address of the Company’s registered office in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808.
     THIRD: The name of the Company’s registered agent for service of process at that address is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808.
     FOURTH: This Amended and Restated Certificate of Formation shall be effective on the date it is filed with the Secretary of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Formation as of the date first above written.

MEDASSETS, INC.
By:	/s/ Jonathan H. Glenn
	Name:	Jonathan H. Glenn
	Title:	Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:31 PM 08/21/2006
FILED 01:05 PM 08/21/2006
SRV 060778359 — 3965295 FILE
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
1.	Name of Limited Liability Company: Medassets Analytical System, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows: ________________________________________
2.	The Address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The Registered Agent of the limited liability company will be The Corporation Trust Company.
IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 18 day of August, A.D. 2006.

By:	/s/ Jennifer Aultman
Authorized Person(s)
Name: Jennifer Aultman, Attorney-in-Fact , acting on behalf of Jonathan Glenn, V-P of MedAssets, sole member

State of Delaware
Secretary of State
Division of Corporations Delivered 12:13 PM 03/18/2009
FILED 11:20 AM 03/18/2009
SRV 090277840 — 3965295 FILE
Certificate of Amendment to Certificate of Formation
of
MEDASSETS ANALYTICAL SYSTEMS, LLC
It is hereby certified that:
          1. The name of the limited liability company (hereinafter called the “limited liability company”) is:
MEDASSETS ANALYTICAL SYSTEMS, LLC
          2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:
“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”
Executed on March 18, 2009.

/s/ Jonathan H. Glenn
Name:	Jonathan H. Glenn
Title:	Authorized Person